UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 13, 2009
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 11, 2009, Becton Dickinson and Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, in connection with the offer and sale of $500,000,000 aggregate principal amount of 5.000% notes due May 15, 2019 (the “2019 Notes”) and $250,000,000 aggregate principal amount of 6.000% notes due May 15, 2039 (the “2039 Notes”, and together with the 2019 Notes, the “Notes”). The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1.
     The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-159102) filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2009, as supplemented by the final prospectus supplement filed with the SEC on May 13, 2009.
     The Notes were issued pursuant to the indenture dated March 1, 1997 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. A copy of the Indenture is filed as Exhibit 4(a) to the Company’s Form 8-K filed on July 31, 1997. The forms of the 2019 Notes and the 2039 Notes are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively.
     The above description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement and forms of Notes. Each of the Underwriting Agreement, the form of the 2019 Notes and the form of the 2039 Notes is incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     1.1 Underwriting Agreement dated May 11, 2009 among Becton, Dickinson and Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.
     4.1 Form of 5.000% Notes due May 15, 2019.
     4.2 Form of 6.000% Notes due May 15, 2039.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)
By:	/s/ Gary DeFazio
Gary DeFazio
Assistant Secretary

Date: May 13, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement dated May 11, 2009 among Becton, Dickinson and Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 5.000% Notes due May 15, 2019.

4.2	Form of 6.000% Notes due May 15, 2039.